EXHIBIT 99.2

                   NASD/NYSE REGULATORY CONSOLIDATION OVERVIEW

TRANSACTION        On November 28, NASD and NYSE Group announced a plan to
                   consolidate their member regulation operations into a new self-regulatory organization (SRO) that will be the single member regulator for all 5,100 securities firms doing business with the public in the United States. The new SRO will be responsible for all member regulation, arbitration and mediation, and all other current NASD responsibilities, including market regulation by contract for NASDAQ, the American Stock Exchange, the International Securities
                   Exchange and the Chicago Climate Exchange. In addition, the
                   SRO will oversee all member compliance examinations, rule writing, professional training, licensing and registration, and industry utilities like the Alternative Display Facility, the OTC Bulletin Board, and Trade Reporting Facilities. NYSE
                   Regulation will continue to oversee market surveillance and listed company compliance at the New York Stock Exchange and NYSE Arca.


STRATEGIC          The consolidation plan, which was unanimously approved by the
RATIONALE AND      NASD Board of Governors and approved by the Boards of
CONSOLIDATION      Directors of NYSE Regulation and NYSE Group, will make
GOALS              private-sector regulation more efficient and effective and is designed to accomplish the following goals:
                   o  Help to make U.S. markets more competitive by streamlining regulation.
                   o  Make regulation more sensible, yet more effective, through the creation of a single regulator-which serves to reduce complexity and eliminate potential conflicts.
                   o  Ensure industry participation in the SRO process under a governance structure that guarantees fair and balanced representation.
                   o  Adopt a uniform set of rules that's flexible enough to
                      accommodate securities firms' different business models and sizes.
                   o  Create cost savings for every firm in the industry.
                   o  Ensure the structure we have in place is good for the
                      capital markets and investors.

CONSIDERATION      o  The transaction is structured to be financially neutral to
                      NYSE Group shareholders.

MEMBER BENEFITS    o  The consolidation will reduce the cost of regulation; once approved, NASD will make a one-time payment of $35,000 to all member firms in anticipation of cost savings achieved by the new SRO. The Gross Income Assessment fee--a firm's annual dues to NASD--will be reduced by $1,200 (the minimum payment required) each year for five years.
                   o  The new governance structure guarantees industry
                      participation that ensures fair and balanced member representation on the Board
                   o  Enhanced Small Firm Advisory Board will be focused on
                      small firm issues
                   o  Targeted expense reductions beginning in the third year after the transaction, which will result in a more efficient organization and anticipated fee reductions to members.

MANAGEMENT         o  Mary Schapiro - CEO of the new organization, member of the
                      Board of Governors
                   o  Rick Ketchum - Non-Executive Chairman of the Board during the three-year transition

GOVERNANCE         A 23-person interim Board of Governors will oversee the new
STRUCTURE          SRO for a three-year transitional period.
                   o  The CEO and Non-Executive Chairman will serve on the
                      interim Board of Governors.
                   o  Eleven Governors will be appointed from outside the
                      securities industry.
                      o The current NASD Board and NYSE Boards each will appoint five Public Governors.
                      o One Public Governor will be appointed jointly by both organizations.
                   o  Ten Governors will be from inside the securities industry.
                      o  3 representatives (nominated by NASD) to be elected by
                         small firms (1-150 registered representatives); small
                         firms may also present their own slate of nominees.
                      o 1 representative (jointly nominated) to be elected by medium-sized firms (151-499 registered representatives); medium-sized firms may also present their own slate of nominees.
                      o 3 representatives (nominated by NYSE) to be elected by large firms (500 or more registered representatives); large firms may also present their own slate of nominees.
                      o 3 representatives will fill the remaining three seats, including an NYSE-appointed floor member, an NASD-appointed representative of independent dealers/insurance affiliated broker-dealers and a jointly appointed representative of investment companies

APPROVALS REQUIRED o  NASD member vote on proposed amendments to NASD's By-Laws
                   o  SEC approval pending review of public comments

TIMELINE           o  Transaction is expected to close during the second quarter of 2007

LOCATION           o  The new SRO will operate from Washington, DC, New York, NY and 18 District and Dispute Resolution office locations.